Exhibit 99.1

Contacts: Alnylam Pharmaceuticals, Inc.
Christine Regan Lindenboom (Investors and Media) 617-682-4340 Josh Brodsky (Investors) 617-551-8276

Alnylam Pharmaceuticals Reports Fourth Quarter and Full Year 2024 Financial Results and Highlights Recent Period Progress

− Achieved Fourth Quarter and Full Year 2024 Global Net Product Revenues of $451 Million and $1,646 Million, Respectively, Representing 30% and 33% Growth Compared to Same Periods in 2023 –

− Supplemental NDA for Vutrisiran for the Treatment of ATTR Amyloidosis with Cardiomyopathy Accepted by FDA, with March 23, 2025 PDUFA Date –

− Reiterates Product Sales and Profitability Guidance and Provides Additional 2025 Financial Guidance –

− Company to Host and Webcast R&D Day on February 25, 2025 –

CAMBRIDGE, Mass., February 13, 2025 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, today reported its consolidated financial results for the fourth quarter and full year ended December 31, 2024 and reviewed recent business highlights.

“2024 was another year of impressive execution for Alnylam, generating product revenues of over $1.6 billion, reflecting growth of 33% compared to 2023, and highlighting the strength of our base business in hATTR-PN and Rare in both the U.S. and international markets. We look forward to potential global launches of vutrisiran in ATTR-CM this year, which will mark an inflection point for our TTR franchise and put us on a path to achieve the financial guidance we’ve provided,” said Yvonne Greenstreet, MBChB, Chief Executive Officer of Alnylam. “Furthermore, driven by our proven RNAi platform, we anticipate 2025 will bring major advancements in our pipeline and expect to have over 25 high-value programs in the clinic across diverse indications by the end of the year. We’ve seen a remarkable pace of progress toward our Alnylam P5x25 goals and believe we are well positioned for the next half of the decade to continue delivering sustainable innovation to patients.”

Fourth Quarter 2024 and Recent Significant Business Highlights

Commercial Performance

Total TTR: ONPATTRO® (patisiran) & AMVUTTRA® (vutrisiran)

•Achieved global net product revenues for ONPATTRO and AMVUTTRA for the fourth quarter of $56 million and $287 million, respectively, and $343 million combined, representing 35% total TTR growth compared to Q4 2023, and full year 2024 revenues of $253 million and $970 million, respectively, and $1,223 million combined, representing 34% total TTR growth compared to full year 2023.

Total Rare: GIVLAARI® (givosiran) & OXLUMO® (lumasiran)

•Achieved global net product revenues for GIVLAARI and OXLUMO for the fourth quarter of $65 million and $44 million, respectively, and $108 million combined, representing 18% total Rare growth compared to Q4 2023, and full year 2024 revenues of $256 million and $167 million, respectively, and $423 million combined, representing 29% total Rare growth compared to full year 2023.

R&D Highlights

•Submitted a supplemental New Drug Application (sNDA) to the U.S. Food and Drug Administration (FDA) using a Priority Review Voucher for vutrisiran for the treatment of ATTR amyloidosis with cardiomyopathy. Parallel filings for regulatory approval have also been submitted in all major regions, including Europe and Japan.
◦The FDA has accepted the sNDA and set an action goal date of March 23, 2025, under the Prescription Drug User Fee Act (PDUFA).

•Received United States Food & Drug Administration (FDA) Orphan Drug Designation for nucresiran (ALN-TTRsc04) and announced positive interim Phase 1 data in patients with ATTR amyloidosis.

•Announced positive initial results from the multiple dose portion of the Phase 1 study of mivelsiran in patients with Alzheimer’s disease.

•Initiated a Phase 1 study of ALN-HTT02 in adult patients with Huntington’s disease.

•Completed enrollment in the KARDIA-3 Phase 2 study of zilebesiran, and initiated a Phase 1 study of zilebesiran + REVERSIR for hypertension.

•Initiated Phase 1 studies of ALN-6400 for a bleeding disorder, and ALN-4324 for type 2 diabetes mellitus.

•Alnylam's partner, Regeneron Pharmaceuticals, reported positive updated Phase 3 data from an exploratory cohort in the ACCESS-1 trial investigating its first-in-class pozelimab and cemdisiran combination treatment compared to standard-of-care ravulizumab in patients with paroxysmal nocturnal hemoglobinuria (PNH) at the American Society of Hematology 2024 Annual Meeting.

Upcoming Events

Alnylam will host an R&D Day on February 25, 2025 at 9:00 am ET in New York City. This event, which will be webcast live on the Investors section of the Company’s website, www.alnylam.com, will showcase Alnylam’s robust pipeline comprising numerous multi-billion-dollar opportunities and highlight RNAi platform innovation driving the next era of growth. A replay will be available on the Company's website within 48 hours after the event.

The PDUFA target action date for the sNDA for vutrisiran is March 23, 2025.

Alnylam intends to initiate a Phase 3 study of nucresiran in patients with ATTR amyloidosis with cardiomyopathy in the first half of 2025.

The PDUFA target action date for fitusiran, an investigational RNAi therapeutic in development for the treatment of hemophilia A and B, with or without inhibitors, is March 28, 2025. Fitusiran is being advanced by Alnylam’s partner Sanofi. Assuming approval, Alnylam is eligible to receive tiered royalties of between 15 and 30 percent on global net sales of fitusiran.

Alnylam’s partner, Vir Biotechnology, expects to initiate a Phase 3 chronic hepatitis delta registrational study of elebsiran and to report functional cure results from a Phase 2 chronic hepatitis B study of elebsiran in 2025.

Financial Highlights for the Fourth Quarter and Year End 2024

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands)	2024	2023	2024	2023
Net product revenues	$450,831	$346,288	$1,646,228	$1,241,474
Net revenues from collaborations	106,948	76,407	510,221	546,185
Royalty revenue	35,387	17,023	91,794	40,633
Total revenues	593,166	439,718	2,248,243	1,828,292

Total operating costs and expenses	698,325	556,122	2,425,128	2,110,467
Loss from operations	(105,159)	(116,404)	(176,885)	(282,175)
Total other expense, net	(88,799)	(21,283)	(200,490)	(151,342)
Benefit from (provision for) income taxes	110,195	(183)	99,218	(6,725)
Net loss	$(83,763)	$(137,870)	$(278,157)	$(440,242)

Non-GAAP Operating (loss) income*	$(13,514)	$(74,410)	$95,199	$(60,495)

Non-GAAP Net income (loss)*	$8,048	$(96,643)	$(3,051)	$(201,618)
*For an explanation of our use of non-GAAP financial measures refer to the "Use of Non-GAAP Financial Measures" section later in this press release and for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measures, see the table at the end of this press release.

Net Product Revenues

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands)	2024	2023	2024	2023
ONPATTRO net product revenues	$56,103	$79,006	$252,857	$354,546
AMVUTTRA net product revenues	286,510	175,254	970,450	557,838
Total TTR net product revenues	342,613	254,260	1,223,307	912,384

GIVLAARI net product revenues	64,645	59,298	255,871	219,251
OXLUMO net product revenues	43,573	32,730	167,050	109,839
Total Rare net product revenues	108,218	92,028	422,921	329,090

Total net product revenues	$450,831	$346,288	$1,646,228	$1,241,474

	Year over Year % Growth
	Three Months Ended December 31, 2024		Twelve Months Ended December 31, 2024
	As Reported	At CER*	As Reported	At CER*
Total TTR net product revenues	35%	34%	34%	34%

Total Rare net product revenues	18%	17%	29%	28%

Total net product revenues	30%	29%	33%	33%

* CER = Constant Exchange Rate, representing growth calculated as if the exchange rates had remained unchanged from those used in 2023. CER is a non-GAAP measure. For an explanation of our use of non-GAAP financial measures refer to the "Use of Non-GAAP Financial Measures" section later in this press release and for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measures, see the table at the end of this press release.

•Net product revenues increased 30% and 33% at actual currency during the three and twelve months ended December 31, 2024, respectively, compared to the same periods in 2023, and 29% and 33% at CER, respectively. The increases are primarily due to growth from sales of AMVUTTRA driven by increased patient demand, partially offset by a decrease in sales of ONPATTRO due to patient switches to AMVUTTRA, as well as increased patients on GIVLAARI and OXLUMO therapies.

Net Revenues from Collaborations

•Net revenues from collaborations increased $30.5 million during the three months ended December 31, 2024, as compared to the same period in 2023, primarily due to the timing of manufacturing activities under our collaboration with Regeneron, as well as revenue recognized under our license agreement with Novartis associated with the achievement of specified commercialization milestones.
•Net revenues from collaborations decreased by $36.0 million during the twelve months ended December 31, 2024, as compared to the same period in 2023, primarily due to differences in certain revenue items between 2023 and 2024. During 2023, we recognized $310.0 million of revenue from the upfront payment received from Roche in connection with execution of our zilebesiran collaboration. In comparison, during 2024, we recognized $185.0 million in revenues under our collaboration with Regeneron as we modified the collaboration in June 2024 and provided Regeneron with an exclusive license to develop, manufacture and commercialize cemdisiran as a monotherapy.

Operating Expenses

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands)	2024	2023	2024	2023
Cost of goods sold	$102,649	$71,975	$306,513	$268,216
Cost of goods sold as a percentage of net product revenues	22.8%	20.8%	18.6%	21.6%

Cost of collaborations and royalties	$168	$13,883	$16,857	$42,190

GAAP Research and development expenses	$300,169	$272,141	$1,126,232	$1,004,415
Non-GAAP Research and development expenses	$259,544	$253,056	$998,483	$907,142

GAAP Selling, general and administrative expenses	$295,339	$198,123	$975,526	$795,646
Non-GAAP Selling, general and administrative expenses	$244,319	$175,214	$831,191	$671,239

Cost of Goods Sold

•Cost of goods sold as a percentage of net product revenues increased during the three months ended December 31, 2024, as compared to the same period in the prior year, primarily due to higher royalty rates payable on net sales of AMVUTTRA.
•Cost of goods sold as a percentage of net product revenues decreased during the twelve months ended December 31, 2024, as compared to the same period in the prior year. Approximately 5.0% of the 21.6% of cost of goods sold as a percentage of net product revenues for the year ended December 31, 2023 was attributable to cancelled manufacturing commitments and the impairment of ONPATTRO inventory that had been manufactured for future demand associated with the use of ONPATTRO for the treatment of patients with ATTR amyloidosis with cardiomyopathy, for which we did not receive regulatory approval in the U.S. These one-time charges in 2023 did not recur in 2024, resulting in the decrease in cost of goods sold as a percentage of net product revenues in 2024, which was partially offset by higher volume and royalty rates payable on net sales of AMVUTTRA in 2024.

Research & Development (R&D) Expenses

•GAAP and non-GAAP R&D expenses increased during the three and twelve months ended December 31, 2024, compared to the same periods in 2023, primarily due to increased costs associated with our preclinical activities as we develop our clinical pipeline of RNAi therapeutics targeting multiple tissues, increased clinical trial expenses associated with increased Phase 2 activities for the zilebesiran KARDIA-3 and mivelsiran cAPPRicorn-1 clinical trials, and increased employee compensation expenses. GAAP R&D expenses further increased during the three and twelve months ended December 31, 2024, compared to the same periods in 2023, due to higher stock-based compensation expense in 2024.

Selling, General & Administrative (SG&A) Expenses

•GAAP and non-GAAP SG&A expenses increased during the three and twelve months ended December 31, 2024, compared to the same periods in 2023, primarily due to higher costs associated with marketing investments to promote our TTR therapies and prepare for the potential launch of AMVUTTRA for the treatment of ATTR amyloidosis with cardiomyopathy and increased employee compensation expenses.

Benefit from (provision for) income taxes

•During the year ended December 31, 2024, we recorded a net benefit from income taxes of $99.2 million. This is primarily comprised of $106.8 million of foreign deferred benefit, partially offset by $1.6 million of domestic state current provision and $5.9 million of foreign current provision.

Other Financial Highlights

•Cash, cash equivalents and marketable securities were $2.69 billion as of December 31, 2024, as compared to $2.44 billion as of December 31, 2023, with the increase primarily due to improved operating performance and increased net proceeds from the issuance of common stock in connection with stock option exercises.

A reconciliation of our GAAP to non-GAAP results for the three and twelve months ended December 31, 2024 and 2023, is included in the tables of this press release.

2025 Financial Guidance

Our full-year 2025 financial guidance is summarized below:

Total TTR net product revenues (ONPATTRO, AMVUTTRA)[1]	$1,600 million - $1,725 million
Total Rare net product revenues (GIVLAARI, OXLUMO)	$450 million - $525 million
Total net product revenues	$2,050 million - $2,250 million
Net product revenues growth vs. 2024 at currency exchange rates as of December 31, 2024[2]	25% - 37%
Net product revenues growth vs. 2024 at constant exchange rates[3]	26% - 39%
Net revenues from collaborations and royalties[4]	$650 million - $750 million
Non-GAAP R&D and SG&A expenses[5]	$2,100 million - $2,200 million
Non-GAAP Operating income[5]	Achieve profitability

[1] Assumes U.S. sNDA approval of AMVUTTRA for ATTR-CM by the March 23, 2025 PDUFA action date and approvals and launches in Germany and Japan in the second half of 2025
[2] Full-year 2025 guidance utilizing currency exchange rates as of December 31, 2024: 1 EUR = 1.04 USD and 1 USD = 157 JPY
[3] Representing growth calculated as if the exchange rates had remained unchanged from those used in 2024, which is a non-GAAP financial measure
[4] Collaboration revenues assume achievement of $300 million milestone from Roche for initiation of a Phase 3 cardiovascular outcomes trial for zilebesiran. Royalty revenues assume approval of fitusiran by Sanofi by the March 28, 2025 PDUFA action date

[5] Primarily excludes $270-$330 million of stock-based compensation expense from estimated GAAP R&D and SG&A expenses

Use of Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including adjustments to exclude certain non-cash items and non-recurring transactions or events outside the ordinary course of the Company’s business. These measures are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies.

The items included in GAAP presentations but excluded for purposes of determining non-GAAP financial measures for the periods presented in this press release are stock-based compensation expenses and realized and unrealized gains and losses on marketable equity securities. The Company has excluded the impact of stock-based compensation expense, which may fluctuate from period to period based on factors including the variability associated with performance-based grants for stock options and restricted stock units and changes in the Company’s stock price, which impacts the fair value of these awards. The Company has excluded the impact of the realized and unrealized gains and losses on marketable equity securities because the Company does not believe these adjustments accurately reflect the performance of the Company’s ongoing operations for the period in which such gains or losses are reported, as their sole purpose is to adjust amounts on the balance sheet.

Percentage changes in revenue growth at CER are presented excluding the impact of changes in foreign currency exchange rates for investors to understand the underlying business performance. The current period’s foreign currency revenue values are converted into U.S. dollars using the average exchange rates from the prior period.

The Company believes the presentation of non-GAAP financial measures provides useful information to management and investors regarding the Company’s financial condition and results of operations. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance and are better able to compare the Company’s performance between periods. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between GAAP and non-GAAP measures is provided later in this press release.

Conference Call Information
Management will provide an update on the Company and discuss fourth quarter and full year 2024 results as well as expectations for the future via conference call on Thursday, February 13, 2025 at 8:30 am ET. A live audio webcast of the call will be available on the Investors section of the Company’s website at www.alnylam.com/events. An archived webcast will be available on the Alnylam website approximately two hours after the event.

About ONPATTRO® (patisiran)
ONPATTRO is an RNAi therapeutic that is approved in the United States and Canada for the treatment of adults with hATTR amyloidosis with polyneuropathy. ONPATTRO is also approved in the European Union, Switzerland and Brazil for the treatment of hATTR amyloidosis in adults with Stage 1 or Stage 2 polyneuropathy, and in Japan for the treatment of hATTR amyloidosis with polyneuropathy. ONPATTRO is an intravenously administered RNAi therapeutic targeting transthyretin (TTR). It is designed to target and silence TTR messenger RNA, thereby reducing the production of TTR protein before it is made. Reducing the pathogenic protein leads to a reduction in amyloid deposits in tissues. For more information about ONPATTRO, including full Prescribing Information, visit ONPATTRO.com.

About AMVUTTRA® (vutrisiran)
AMVUTTRA® (vutrisiran) is an RNAi therapeutic that delivers rapid knockdown of mutant and wild-type transthyretin (TTR), addressing the underlying cause of transthyretin (ATTR) amyloidosis. Administered quarterly via subcutaneous injection, AMVUTTRA is approved and marketed in more than 15 countries for the treatment of the polyneuropathy of hereditary transthyretin-mediated amyloidosis (hATTR-PN) in adults. Vutrisiran is also in development for the treatment of ATTR amyloidosis with cardiomyopathy (ATTR-CM), which encompasses both wild-type and hereditary forms of the disease. For more information about AMVUTTRA, including the full U.S. Prescribing Information, visit AMVUTTRA.com.

About GIVLAARI® (givosiran)
GIVLAARI (givosiran) is an RNAi therapeutic targeting aminolevulinic acid synthase 1 (ALAS1) approved in the United States and Brazil for the treatment of adults with acute hepatic porphyria (AHP). GIVLAARI is also approved in the European Union for the treatment of AHP in adults and adolescents aged 12 years and older. In the pivotal study, GIVLAARI was shown to significantly reduce the rate of porphyria attacks that required hospitalizations, urgent healthcare visits or intravenous hemin administration at home compared to placebo. GIVLAARI is Alnylam’s first commercially available therapeutic based on its Enhanced Stabilization Chemistry ESC-GalNAc conjugate technology to increase potency and durability. GIVLAARI is administered via subcutaneous injection once monthly at a dose based on actual body weight and should be administered by a healthcare professional. GIVLAARI works by specifically reducing elevated levels of ALAS1 messenger RNA (mRNA), leading to reduction of toxins associated with attacks and other disease manifestations of AHP. For more information about GIVLAARI, including the full U.S. Prescribing Information, visit GIVLAARI.com.

About OXLUMO® (lumasiran)
OXLUMO (lumasiran) is an RNAi therapeutic targeting hydroxyacid oxidase 1 (HAO1). HAO1 encodes glycolate oxidase (GO). Thus, by silencing HAO1 and depleting the GO enzyme, OXLUMO inhibits production of oxalate – the metabolite that directly contributes to the pathophysiology of PH1. OXLUMO utilizes Alnylam’s Enhanced Stabilization Chemistry (ESC)-GalNAc-conjugate technology, which enables subcutaneous dosing with increased potency and durability and a wide therapeutic index. OXLUMO has received regulatory approvals from the U.S. Food and Drug Administration (FDA) for the treatment of primary hyperoxaluria type 1 (PH1) to lower urinary and plasma oxalate levels in pediatric and adult patients and from the European Medicines Agency (EMA) for the treatment of PH1 in all age groups. In the pivotal ILLUMINATE-A study, OXLUMO was shown to significantly reduce levels of urinary oxalate relative to placebo, with the majority of patients reaching normal or near-normal levels. In the ILLUMINATE-B pediatric Phase 3 study, OXLUMO demonstrated an efficacy and safety profile consistent to that observed in ILLUMINATE-A. In the ILLUMINATE-C study, OXLUMO resulted in substantial reductions in plasma oxalate in patients with advanced PH1. Across all three studies, injection site reactions (ISRs) were the most common drug-related adverse reaction. OXLUMO is administered via subcutaneous injection once monthly for three months, then once quarterly beginning one month after the last loading dose at a dose based on actual body weight. For patients who weigh less than 10 kg, ongoing dosing remains monthly. OXLUMO should be administered by a healthcare professional. For more information about OXLUMO, including the full U.S. Prescribing Information, visit OXLUMO.com.

About LNP Technology
Alnylam has licenses to Arbutus Biopharma lipid nanoparticle (LNP) intellectual property for use in RNAi therapeutic products using LNP technology.

About RNAi
RNAi (RNA interference) is a natural cellular process of gene silencing that represents one of the most promising and rapidly advancing frontiers in biology and drug development today. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and was recognized with the award of the 2006 Nobel Prize for Physiology or Medicine. By harnessing the natural biological process of RNAi occurring in our cells, a new class of medicines known as RNAi therapeutics is now a reality. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam’s RNAi therapeutic platform, function upstream of today’s medicines by potently silencing messenger RNA (mRNA) – the genetic precursors – that encode for disease-causing or disease pathway proteins, thus preventing them from being made. This revolutionary approach has transformed the care of patients with genetic and other diseases.

About Alnylam Pharmaceuticals
Alnylam Pharmaceuticals (Nasdaq: ALNY) has led the translation of RNA interference (RNAi) into a whole new class of innovative medicines for people afflicted with rare and prevalent diseases with unmet need. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach yielding transformative medicines. Since its founding in 2002, Alnylam has led the RNAi revolution and continues to deliver on a bold vision to turn scientific possibility into reality. Alnylam’s commercial RNAi therapeutic products are ONPATTRO® (patisiran), AMVUTTRA® (vutrisiran), GIVLAARI® (givosiran), OXLUMO® (lumasiran), and Leqvio® (inclisiran), which is being developed and commercialized by Alnylam’s partner, Novartis. Alnylam has a deep pipeline of investigational medicines, including multiple product candidates that are in late-stage development. Alnylam is executing on its “Alnylam P5x25” strategy to deliver transformative medicines in both rare and common diseases benefiting patients around the world through sustainable innovation and exceptional financial performance, resulting in a leading biotech profile. Alnylam is headquartered in Cambridge, MA. For more information about our people, science and pipeline, please visit www.alnylam.com and engage with us on X (formerly Twitter) at @Alnylam, or on LinkedIn, Facebook, or Instagram.

Alnylam Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical statements of fact regarding Alnylam’s expectations, beliefs, goals, plans or prospects including, without limitation, statements regarding Alnylam’s expectations regarding the potential approval and launch of AMVUTTRA for the treatment of ATTR amyloidosis with cardiomyopathy in the U.S. in early 2025 and in other countries later in 2025; Alnylam’s advancement towards its “Alnylam P5x25” goals and positioning to deliver sustainable innovation to patients for the next half of the decade; the potential for Alnylam to advance its research and development programs, including the number of high-value programs Alnylam will have in the clinic by the end of 2025 and the timing of Alnylam’s initiation of a Phase 3 clinical trial of nucresiran in ATTR-CM; the advancement of fitusiran through regulatory review and approval and Alnylam’s receipt of any royalties on sales of fitusiran; and Alnylam’s projected commercial and financial performance, including the expected range of net product revenues and net revenues from collaborations and royalties for 2025 and the expected range of aggregate annual GAAP and non-GAAP R&D and SG&A expenses for 2025, should be considered forward-looking statements. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation, risks and uncertainties relating to: Alnylam’s ability to successfully execute on its “Alnylam P5x25” strategy; Alnylam’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for Alnylam’s product candidates, including vutrisiran, zilebesiran, nucresiran and mivelsiran; actions or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, including vutrisiran, as well as favorable pricing and reimbursement; successfully launching, marketing and selling Alnylam’s approved products globally; delays, interruptions or failures in the manufacture and supply of Alnylam’s product candidates or its marketed products; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to successfully expand the approved indications for AMVUTTRA in the future; Alnylam’s ability to manage its growth and operating expenses through disciplined investment in operations and its ability to achieve a self-sustainable financial profile; Alnylam’s ability to maintain strategic business collaborations; Alnylam’s dependence on third parties for the development and commercialization of certain products, including Roche, Novartis, Sanofi, Regeneron and Vir; the outcome of litigation; the risk of future government investigations; and unexpected expenditures; as well as those risks and uncertainties more fully discussed in the “Risk Factors” filed with Alnylam’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC), as may be updated from time to time in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

This release discusses investigational RNAi therapeutics and uses of previously approved RNAi therapeutics in development and is not intended to convey conclusions about efficacy or safety as to those investigational therapeutics or uses. Vutrisiran has not been approved by any regulatory agency for the treatment of ATTR amyloidosis with cardiomyopathy. No conclusions can or should be drawn regarding its safety or effectiveness in treating cardiomyopathy in this population. There is no guarantee that any investigational therapeutics or expanded uses of commercial products will successfully complete clinical development or gain health authority approval.

ALNYLAM PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$966,428	$812,688
Marketable debt securities	1,719,920	1,615,516
Marketable equity securities	8,156	11,178
Accounts receivable, net	405,308	327,787
Inventory	78,509	89,146
Prepaid expenses and other current assets	116,964	126,382
Total current assets	3,295,285	2,982,697
Property, plant and equipment, net	502,784	526,057
Operating lease right-of-use assets	191,148	199,732
Deferred tax assets	116,863	10,101
Restricted investments	68,593	49,391
Other assets	65,310	61,902
Total assets	$4,239,983	$3,829,880
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$88,415	$55,519
Accrued expenses	887,472	713,013
Operating lease liabilities	41,886	41,510
Deferred revenue	55,481	102,753
Liability related to the sale of future royalties	113,018	54,991
Total current liabilities	1,186,272	967,786
Operating lease liabilities, net of current portion	229,541	243,101
Deferred revenue, net of current portion	—	188,175
Convertible debt	1,024,621	1,020,776
Liability related to the sale of future royalties, net of current portion	1,334,353	1,322,248
Other liabilities	398,108	308,438
Total liabilities	4,172,895	4,050,524

Stockholders’ equity (deficit):
Preferred stock, $0.01 par value per share, 5,000 shares authorized and no shares issued and outstanding as of December 31, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value per share, 250,000 shares authorized as of December 31, 2024 and December 31, 2023, respectively; 129,294 shares issued and outstanding as of December 31, 2024; 125,794 shares issued and outstanding as of December 31, 2023	1,293	1,259
Additional paid-in capital	7,388,061	6,811,063
Accumulated other comprehensive loss	(34,518)	(23,375)
Accumulated deficit	(7,287,748)	(7,009,591)
Total stockholders’ equity (deficit)	67,088	(220,644)
Total liabilities and stockholders’ equity (deficit)	$4,239,983	$3,829,880

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alnylam’s Annual Report on Form 10-K which includes the audited financial statements for the year ended December 31, 2024.

ALNYLAM PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)
Revenues:
Net product revenues	$450,831	$346,288	$1,646,228	$1,241,474
Net revenues from collaborations	106,948	76,407	510,221	546,185
Royalty revenue	35,387	17,023	91,794	40,633
Total revenues	593,166	439,718	2,248,243	1,828,292

Operating costs and expenses:
Cost of goods sold	102,649	71,975	306,513	268,216
Cost of collaborations and royalties	168	13,883	16,857	42,190
Research and development	300,169	272,141	1,126,232	1,004,415
Selling, general and administrative	295,339	198,123	975,526	795,646
Total operating costs and expenses	698,325	556,122	2,425,128	2,110,467
Loss from operations	(105,159)	(116,404)	(176,885)	(282,175)
Other (expense) income:
Interest expense	(38,971)	(31,338)	(141,858)	(121,221)
Interest income	31,019	30,406	121,992	95,561
Other expense, net	(80,847)	(20,351)	(180,624)	(125,682)
Total other expense, net	(88,799)	(21,283)	(200,490)	(151,342)
Loss before income taxes	(193,958)	(137,687)	(377,375)	(433,517)
Benefit from (provision for) income taxes	110,195	(183)	99,218	(6,725)
Net loss	$(83,763)	$(137,870)	$(278,157)	$(440,242)
Net loss per common share — basic and diluted	$(0.65)	$(1.10)	$(2.18)	$(3.52)
Weighted-average common shares used to compute basic and diluted net loss per common share	129,116	125,613	127,651	124,906

ALNYLAM PHARMACEUTICALS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Reconciliation of GAAP to Non-GAAP research and development:
GAAP Research and development expenses	$300,169	$272,141	$1,126,232	$1,004,415
Less: Stock-based compensation expenses	(40,625)	(19,085)	(127,749)	(97,273)
Non-GAAP Research and development expenses	$259,544	$253,056	$998,483	$907,142

Reconciliation of GAAP to Non-GAAP selling, general and administrative:
GAAP Selling, general and administrative expenses	$295,339	$198,123	$975,526	$795,646
Less: Stock-based compensation expenses	(51,020)	(22,909)	(144,335)	(124,407)
Non-GAAP Selling, general and administrative expenses	$244,319	$175,214	$831,191	$671,239

Reconciliation of GAAP to Non-GAAP operating (loss) income:
GAAP Loss from operations	$(105,159)	$(116,404)	$(176,885)	$(282,175)
Add: Stock-based compensation expenses	91,645	41,994	272,084	221,680
Non-GAAP Operating (loss) income	$(13,514)	$(74,410)	$95,199	$(60,495)

Reconciliation of GAAP to Non-GAAP other expense, net:
GAAP Total other expense, net	$(88,799)	$(21,283)	$(200,490)	$(151,342)
Add (Less): Realized and unrealized losses (gains) on marketable equity securities	166	(767)	3,022	16,944
Non-GAAP Other expense, net	$(88,633)	$(22,050)	$(197,468)	$(134,398)

Reconciliation of GAAP to Non-GAAP net income (loss):
GAAP Net loss	$(83,763)	$(137,870)	$(278,157)	$(440,242)
Add: Stock-based compensation expenses	91,645	41,994	272,084	221,680
Add (Less): Realized and unrealized losses (gains) on marketable equity securities	166	(767)	3,022	16,944
Non-GAAP Net income (loss)	$8,048	$(96,643)	$(3,051)	$(201,618)

Reconciliation of GAAP to Non-GAAP net loss per common share-basic and diluted:
GAAP Net loss per common share - basic and diluted	$(0.65)	$(1.10)	$(2.18)	$(3.52)
Add: Stock-based compensation expenses	0.71	0.33	2.13	1.77
Add (Less): Realized and unrealized losses (gains) on marketable equity securities	—	(0.01)	0.02	0.14
Non-GAAP Net loss per common share - basic and diluted	$0.06	$(0.77)	$(0.02)	$(1.61)
Please note that the figures presented above may not sum exactly due to rounding

ALNYLAM PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP
PRODUCT REVENUE GROWTH AT CONSTANT EXCHANGE RATE

	December 31, 2024
	Three Months Ended	Twelve Months Ended
Total TTR net product revenue growth*, as reported	35%	34%
Add: Impact of foreign currency translation	(1)	—
Total TTR net product revenue growth at constant exchange rate	34%	34%

Total Rare net product revenue growth*, as reported	18%	29%
Add: Impact of foreign currency translation	(1)	(1)
Total Rare net product revenue growth at constant exchange rate	17%	28%

Total net product revenue growth*, as reported	30%	33%
Add: Impact of foreign currency translation	(1)	—
Total net product revenue growth at constant exchange rate	29%	33%

Total revenue growth*, as reported	35%	23%
Add: Impact of foreign currency translation	(1)	—
Total revenue growth at constant exchange rate	34%	23%
*As compared to the three and twelve months ended December 31, 2023, respectively.